UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

Commission File Number   000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 15, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 1, 2017, by and among CH2M HILL Companies Ltd., a Delaware corporation (“CH2M” or the “Company”), Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs”), and Basketball Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Jacobs (“Merger Sub”), CH2M merged with and into Merger Sub, with CH2M continuing as the surviving company (the “Merger”).  As a result of the Merger, CH2M became a direct, wholly-owned subsidiary of Jacobs.

The description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2017 and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

The disclosures under the Introductory Note are incorporated herein by reference.

In connection with the Merger, (i) CH2M redeemed the entire outstanding principal amount of its 10.0% Senior Second Lien Notes due 2020 (the “Notes”) and terminated the related Indenture, dated as of April 28, 2017 (the “Second Lien Indenture”), by and among CH2M, certain subsidiaries of CH2M party thereto as Guarantors and Wilmington Trust, National Association, as trustee and second lien collateral agent, pursuant to which the Notes were issued and (ii) terminated that certain Second Amended and Restated Credit Agreement, dated as of March 28, 2014 (as amended and supplemented from time to time prior to the date hereof, the “Credit Agreement”), by and among CH2M, certain subsidiaries of CH2M party thereto as Guarantors, the several lenders party thereto and Wells Fargo Bank, National Association as administrative agent and repaid all outstanding amounts under the Credit Agreement.  No early termination penalties were incurred by CH2M in connection with the termination of the Credit Agreement.  A redemption premium of $20 million, equal to 10% of the outstanding principal amount of the Notes, was paid to the holders of the Notes in connection with their redemption and the termination of the Second Lien Indenture.

A brief description of the terms and conditions of the Notes and the Second Lien Indenture is contained in CH2M’s Current Report on Form 8-K, filed with the SEC on May 4, 2017 (the “Second Lien Notes 8-K”) and incorporated herein by reference.

A brief description of the material terms and conditions of the Credit Agreement is set forth under the heading “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2016, filed with the SEC on March 7, 2017, as such description is supplemented by (1) the description set forth under the heading  “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 and (2) the description set forth under “Item 1.01.  Entry into a Material Definitive Agreement” in the Second Lien Notes 8-K, each of which descriptions of the terms and conditions of the Credit Agreement are incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of CH2M common stock issued and outstanding immediately prior to the Effective Time (including shares of CH2M preferred stock deemed converted to shares of common stock immediately prior to the Effective Time but excluding shares of CH2M common stock owned by Jacobs, CH2M or any of their wholly-owned subsidiaries) received per share consideration, at the election of the holder thereof, equal to (i) a combination of $52.85 in cash and 0.6677 shares of Jacobs common stock, (ii) $88.08 in cash or (c) 1.6693 shares of Jacobs common stock. Each outstanding share of CH2M preferred stock was deemed converted into shares of CH2M common stock in accordance with the Certificate of Designation for such preferred stock, and such shares were also automatically converted into the right to receive, at the election of the holder thereof, the same merger consideration.

The aggregate consideration paid in the Merger in exchange for CH2M common stock (including CH2M preferred stock deemed converted to shares of common stock immediately prior to the Effective Time) is equal to approximately $1,644,214,180 in cash and 20,767,577 shares of Jacobs common stock, which takes into account rounding described in the Merger Agreement and cash in lieu of fractional shares.  Based on the final results of CH2M stockholder elections, the stock consideration is oversubscribed. Accordingly, CH2M stockholders who validly elected to receive the stock consideration will receive approximately $41.52 in cash and 0.8824 shares of Jacobs common stock, subject to rounding described in the Merger Agreement and cash in lieu of fractional shares each of which may result in variances on a holder-by-holder basis.

Immediately prior to the Effective Time, the outstanding equity awards of CH2M were treated as follows:

•                  Other than Assumed Restricted Stock Units and Assumed Performance Stock Units (each as defined below), each outstanding option, restricted stock unit, phantom stock award or other equity or equity-based award in respect of CH2M common stock (collectively, “Company Accelerated Equity Awards”) vested (treating any performance-based vesting condition as having been attained at “target”). Company Accelerated Equity Awards (other than outstanding shares subject to a right of repurchase in favor of the Company or risk of forfeiture (“Restricted Shares”)) were cancelled in exchange for a cash payment determined in accordance with the terms of the Merger Agreement.

•                  Each Restricted Share vested and was converted into the right to receive, at the election of the holder thereof, the merger consideration described above with respect to each outstanding share of CH2M common stock.

•                  Each restricted stock unit granted under CH2M’s Amended and Restated Long-Term Incentive Plan after February 28, 2017 and held by an employee of the Company who will continue to be employed by Jacobs after the closing of the Merger (a “Continuing Employee”) (each, an “Assumed Restricted Stock Unit”) was converted into a restricted stock unit in respect of Jacobs common stock based on the exchange ratio set forth in the Merger Agreement on the same terms and conditions (including applicable vesting requirements) under the Amended and Restated Long-Term Incentive Plan and award agreement evidencing such Assumed Restricted Stock Unit.

•                  Each performance stock unit granted under CH2M’s Amended and Restated Long-Term Incentive Plan after February 28, 2017 and held by a Continuing Employee (each, an “Assumed Performance Stock Unit”) was converted into a restricted stock unit in respect of Jacobs common stock based on the exchange ratio set forth in the Merger Agreement, with all applicable performance goals deemed achieved at “target”, in accordance with the terms of the Amended and Restated Long-Term Incentive Plan and award agreement evidencing such Assumed Performance Stock Unit (and will vest in substantially equal installments on each of the first three anniversaries of the original date of grant, subject to accelerated vesting, if any, provided in the Amended and Restated Long-Term Incentive Plan or award agreement evidencing such Assumed Performance Stock Unit).

No fractional shares of Jacobs common stock were issued in the Merger, and stockholders of CH2M common stock converted in the Merger will receive cash in lieu of any fractional shares (after aggregating all shares delivered by each such stockholder pursuant to the Merger).

The foregoing description of the Merger and the Merger Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2017, and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Merger, the shares of CH2M common stock were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of the shares of CH2M common stock under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03                                           Material Modification to the Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on December 15, 2017, each member of CH2M’s board of directors tendered their respective resignations from the board of directors of CH2M and any committee thereof, with such resignations effective as of the Effective Time.  At the Effective Time, Jacqueline Hinman, Gary L. McArthur and Thomas M. McCoy ceased to be officers of the Company.

Pursuant to the Merger Agreement, at the Effective Time, Steven Demetriou, Robert Pragada, Vinayak Pai, Gary Mandel and Terry Hagen, the directors of Merger Sub immediately prior to the Effective Time, became the directors of CH2M and the following individuals were appointed as the officers of the Company:

Name	Position
Robert Pragada	President
Kevin Berryman	Treasurer
Brian Shelton	Assistant Treasurer
Michael Carlin	Assistant Treasurer
Michael R. Tyler	Secretary
Michael J. Bante	Assistant Secretary
Deryl Earsom	Assistant Secretary
Marietta Hannigan	Vice President
Steve Bichich	Vice President
Ward Johnson	Vice President
Joanne Caruso	Vice President
Steven Matthews	Authorized Signatory
Allan Chow	Authorized Signatory

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on December 15, 2017, CH2M amended and restated its certificate of incorporation pursuant to the terms of the Merger Agreement.  The bylaws of Merger Sub as in effect immediately prior to the Effective Time of the Merger became the bylaws of CH2M. The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of CH2M HILL Companies, Ltd.
3.2	Amended and Restated Bylaws of CH2M HILL Companies, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Dated: December 18, 2017	/s/ Kevin C. Berryman
Name: Kevin C. Berryman
Title: Treasurer